UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-32613	77-0559897
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of Principal Executive Offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On May 8, 2006, the Registrant entered into Amendment No. 5 to March 23, 1999 Lease Agreement and Amendment No. 3 to November 2, 1999 Lease Agreement (collectively, the “Lease Amendments”), in each case dated effective as of May 1, 2006 (the “Effective Date”), with Ryan Oaks, LLC (as successor-in-interest to Spieker Properties, L.P., “Landlord”). Pursuant to the Lease Amendments, the Registrant agreed to extend the existing leases for its corporate headquarters, representing an aggregate of approximately 23,000 square feet of office space, located at 2 Lower Ragsdale Drive, Monterey, California. The Lease Amendments extend the leases, which were scheduled to expire on June 30, 2007, until August 31, 2011.

In addition to its proportionate share of Landlord’s operating expenses, under the Lease Amendments, the Registrant must pay Landlord a monthly base rent of $1.50 per square foot from June 1, 2006 to April 30, 2007, which base rent will be adjusted by no more than 3% at the end of each 12-month period following the Effective Date. The Lease Amendments exempt the Registrant from paying monthly base rent in May 2006, 2007, 2008 and 2009. The Registrant has two consecutive options to extend the lease term, each of which extend the leases for an additional period of three years. The Lease Amendments also give the Registrant an aggregate allowance of approximately $80,000 for improvements to the premises. Copies of the Lease Amendments are attached to this current report as Exhibits 10.1 and 10.2 and are incorporated by reference to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment No. 5 to March 23, 1999 Lease Agreement, dated effective as of May 1, 2006, by and between the Registrant and Ryan Oaks, LLC (as successor-in-interest to Spieker Properties, L.P.).

10.2	Amendment No. 3 to November 22, 1999 Lease Agreement, dated effective as of May 1, 2006, by and between the Registrant and Ryan Oaks, LLC (as successor-in-interest to Spieker Properties, L.P.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Ronald Elliott
Name: Ronald Elliott
Title: Chief Executive Officer